                                                                    EXHIBIT 4(c)





- --------------------------------------------------------------------------------


                            SUPPLEMENT NO. 1 TO THE

                  AMENDED AND RESTATED PARTICIPATION AGREEMENT

                                     AMONG

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                    (FORMERLY THE CONNECTICUT NATIONAL BANK)
                                 OWNER TRUSTEE

                      THE FIRST NATIONAL BANK OF CHICAGO,
                           ORIGINAL INDENTURE TRUSTEE

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,
                               INDENTURE TRUSTEE

                              HNB INVESTMENT CORP.
             (AS TRANSFEREE FROM PHILIP MORRIS CREDIT CORPORATION),
                               OWNER PARTICIPANT

                          MESQUITE POWER CORPORATION,
                                     SELLER

                                      AND

                       TEXAS UTILITIES ELECTRIC COMPANY,
                                     LESSEE

                              ___________________

                          DATED AS OF OCTOBER 19, 1995


- --------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Section 1.   Amendments.  . . . . . . . . . . . . . . . . . . . . . . . . .   2

Section 2.   Obligations of the Owner Trustee in Respect of
             1995 Series Bonds. . . . . . . . . . . . . . . . . . . . . . .   2

Section 3.   Conditions Precedent to Obligations of the Owner Participant,
             Lessee, the Owner Trustee and the Indenture Trustee on the
             Refunding Date . . . . . . . . . . . . . . . . . . . . . . . .   3

Section 4.   Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 5.   Amendments.  . . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 6.   Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 7.   Supplement.  . . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 8.   Instructions of the Owner Participant. . . . . . . . . . . . .   5

Section 9.   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 10. Lease Indemnity . . . . . . . . . . . . . . . . . . . . . . . .   5

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

APPENDIX A - Definitions
Schedule 1 - Assumptions
Annex A to Schedule 1 - Basic Rent
Annex B to Schedule 1 - Casualty Values
Annex C to Schedule 1 - Bond Amortization Schedules
EXHIBIT A - Lease Agreement Supplement No. 2
EXHIBIT B - Indenture Supplement No. 1

         SUPPLEMENT NO. 1 TO THE PARTICIPATION AGREEMENT

                 THIS SUPPLEMENT NO. 1, dated as of October 19, 1995 to the AMENDED AND RESTATED PARTICIPATION AGREEMENT, dated as of November 28, 1989, as supplemented (the "Participation Agreement"), among SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION (FORMERLY THE CONNECTICUT NATIONAL BANK), a national banking association, not in its individual capacity except to the extent set forth herein but as trustee ("Owner Trustee"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as indenture trustee, ("Indenture Trustee"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as original indenture trustee, HNB INVESTMENT CORP., a Delaware corporation (as Transferee from Philip Morris Credit Corporation)("Owner Participant"), MESQUITE POWER CORPORATION, a Texas Corporation, as Seller and TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation ("TU Electric" or "Lessee").

                                   RECITALS:

                 A. The Participation Agreement provides, among other things, that the Owner Trustee will issue and sell Refunding Bonds for the purpose of refunding the Initial Series Bonds (such term and the other capitalized terms used herein without definition having the respective meanings specified in Appendix A hereto).

                 C. The parties to the Participation Agreement wish to amend and supplement in certain respects the Participation Agreement for the purpose, among others, of providing for the refunding of the Initial Series Bonds, and to set forth more fully their agreement with respect to the subject matter hereof.

                 D. On September 21, 1995, pursuant to a letter of instruction dated such date from the Owner Participant to the Owner Trustee, the Owner Trustee (i) exercised its option to redeem on October 25, 1995 all of the $81,595,000 principal amount of Initial Series Bonds with a Stated Maturity of January 1, 2018 and (ii) gave notice of such optional redemption to the Indenture Trustee pursuant to Section 6.03 of the Indenture. On September 22, 1995, pursuant to Section 6.05 of the Indenture, the Indenture Trustee gave notice to each Holder of Initial

Series Bonds of a Stated Maturity of January 1, 2018 of such optional redemption.

                 Accordingly, in consideration of the premises and of other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 Section 1. Amendments. (a) Appendix A. Appendix A to the Participation Agreement is hereby amended to read, in its entirety, as set forth in Appendix A attached hereto.

                 (b) Schedule 1. Pursuant to Section 18(b) of the Participation Agreement, Schedule 1 to the Participation Agreement is hereby amended to read, in its entirety, as set forth in Schedule 1 hereto. The parties hereto agree to enter into a further supplement to the Participation Agreement, if necessary, to record any changes in the assumptions set forth in
Schedule 1 attached hereto as a result of an adjustment pursuant to Section 4.5 of the Lease if the assumptions set forth in Schedule 1 attached hereto at the time of the pricing of the refinancing contemplated hereby shall thereafter prove to be incorrect at the time of the closing of such refinancing.

                 (c) Amendments to Certain Operative Documents. As contemplated by (1) Section 18(b) of the Participation Agreement, (2) in the case of item (ii) below, Section 2.15 of the Indenture, and (3) in the case of item (i) below, Sections 4.5 and 4.11 of the Lease, subject nevertheless to the satisfaction or waiver of the conditions set forth in such Sections 18(b), 2.15 and 4.11 and Section 3 hereof, on or before the Refunding Date (i) the Owner Trustee and Lessee shall execute and deliver Lease Agreement Supplement No. 2 (which shall be substantially in the form of Exhibit A hereto, the "Lease Supplement") and the Owner Trustee and Lessee hereby request and instruct the Indenture Trustee to consent to the Lease Supplement and the Owner Participant and the Indenture Trustee shall consent to the Lease Supplement, and (ii) the Owner Trustee, the Indenture Trustee and Lessee shall execute and deliver Trust Indenture, Security Agreement and Mortgage Supplement No. 1, which shall be substantially in the form of Exhibit B hereto, with such changes as the parties hereto shall agree (the "Indenture Supplement").

                 Section 2. Obligations of the Owner Trustee in Respect of 1995 Series Bonds. Subject to the terms and conditions of this Supplement No. 1 and in reliance on the representations and warranties of the other parties hereto contained herein or made pursuant hereto, the Owner Trustee at the direction of the Owner Participant, and at the request hereof of Lessee, on the Refunding Date shall execute, and shall request the Indenture Trustee to authenticate and deliver, the 1995 Series Bonds, in the aggregate principal amount of $81,595,000. The proceeds of the sale of the 1995 Series Bonds shall be deposited in immediately available funds with the Indenture Trustee for prepayment of the Initial Series Bonds of a Stated Maturity of January 1, 2018 on the Refunding Date.

                 Section 3. Conditions Precedent to Obligations of the Owner Participant, Lessee, the Owner Trustee and the Indenture Trustee on the Refunding Date. The obligations of the Owner Participant, Lessee, the Owner Trustee and the Indenture Trustee to participate in the transactions contemplated hereunder shall be subject to the fulfillment to the satisfaction of, or waiver by, the Owner Participant, Lessee, the Owner Trustee and the Indenture Trustee (acting directly or by authorization to its counsel but in no event in the capacity as a fiduciary for any party to any Operative Document or any holder of a 1995 Series Bond) (i) prior to or on the Refunding Date, of all of the conditions precedent set forth in Section 18 the Participation Agreement, as heretofore amended, and (ii) of the following conditions:

         (a) On the Refunding Date, the following statements shall be true and the Owner Participant, Lessee, the Owner Trustee and the Indenture Trustee shall have received

                          (i) an Officers' Certificate of Lessee, dated the Refunding Date, stating that (A) the representations and warranties of Lessee contained in Section 9.1 of the Participation Agreement (except subsection 9.1.6 and except that, with respect to subsection 9.1.7, TU Electric has leased the Sites to Lessor pursuant to the Ground Leases) are true and accurate on and as of the Refunding Date as though made on and as of the Refunding Date except (I) to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), (II) any reference to "Funding Date" in subsections 9.1.4, 9.1.10 and 9.1.11 shall be deemed to be a reference to the Refunding Date; and (III) any references in subsections 9.1.9 and 9.1.10 to "Lessee's Annual Report on Form 10-K" shall be deemed to be a reference to Lessee's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and any references to

                                  "Lessee's Quarterly Report on Form 10-Q" shall be deemed to be a reference to Lessee's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995 and June 30, 1995; (B) no event or condition has occurred and is continuing, or would result from the consummation of any transaction contemplated by the Operative Documents to which it is a party, which constitutes a Lease Default or Lease Event of Default, and no Event of Loss has occurred; and (C) each of the Operative Documents to which it is a party remains in full force and effect with respect to it, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity; and

                          (ii) an Officer's Certificate of each of the Owner Participant, the Owner Trustee and the Indenture Trustee, each in its respective individual capacity, which Officers' Certificates shall be dated the Refunding Date, stating that (A) the respective representations and warranties of the Owner Trustee, the Owner Participant (except subsection 5.1.6) and the Indenture Trustee contained in Sections 6.l, 5.l and 8.1, respectively, of the Participation Agreement are true and accurate on and as of the Refunding Date as though made on and as of the Refunding Date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (B) each Operative Document to which it is a party remains in full force and effect with respect to it, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity.

         (b) Each of the parties hereto (other than the Person represented by the following counsel) shall have received opinions of the Owner Participant's in-house counsel, Worsham, Forsythe & Wooldridge, L.L.P., Lessee's general counsel, Reid & Priest LLP, Lessee's special counsel, Shipman & Goodwin, the Owner Trustee's counsel, and the Indenture Trustee's in-house counsel, each dated the Refunding Date, addressed to such Persons and each in form and substance satisfactory to the recipients thereof.

         (c) The Lease Supplement and the Indenture Supplement shall have each been validly executed and delivered.

                 Section 4. Waiver. By their execution hereof, the parties hereto waive any notice requirement contained in Section 18(c) of the Participation Agreement.

                 Section 5. Amendments. Neither this Supplement No. 1 nor the Participation Agreement nor any of the terms hereof or thereof may be approved, terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

                 Section 6. Counterparts. This Supplement No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

                 Section 7. Supplement. This Supplement No. 1 shall be construed a supplemental to the Participation Agreement and shall form a part thereof and the Participation Agreement is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                 Section 8. Instructions of the Owner Participant. In accordance with the Trust Agreement, the Owner Participant hereby authorizes and directs the Owner Trustee to execute and deliver this Supplement No. 1, the Lease Supplement, the Indenture Supplement, and the Series 1995 Bonds, and any letters, certificates or other writings contemplated by any of such documents.

                 Section 9. Governing Law. THIS SUPPLEMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 Section 10. (a) Lease Indemnity. Lessee agrees, without limitation as to time, to assume liability for, and to indemnify, defend, protect, save and hold harmless (to the fullest extent permitted by law) Owner Participant and Owner Trustee, and the officers, directors, agents and employees of each of them and each Person who controls each of them (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) (each an "Indemnified Party"), on an after-tax basis from and against, any and all Claims of or against Owner Participant or Owner Trustee, whether or not Owner Participant and Owner Trustee shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising in connection with the offer or sale of the 1995 Series Bonds under the Securities Act, or any other applicable law relating to the offering and sale of the 1995 Series Bonds including, without limitation, all Claims arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus, or arising out of or based upon, in the case of the registration statement, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of any prospectus or form of prospectus, any omission therein or alleged omission of material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except, in either case: (i) to the extent that the same arise out of or are based upon information furnished in writing to Lessee by such Indemnified Party expressly for use therein or otherwise in connection with the offer and sale of the 1995 Series Bonds; and (ii) any Claim resulting solely from breach by Owner Participant or Owner

Trustee (which, in the case of Owner Trustee, shall have resulted from its gross negligence or willful misconduct) of any of its representations, warranties or covenants contained in any document or Certificate delivered by the Owner Trustee or Owner Participant in connection with the issuance of the 1995 Series Bonds in any material respect. When an Indemnified Party has received indemnification payments from Lessee in full satisfaction of the indemnification provisions of this Supplement No. 1, Lessee shall be subrogated, to the extent of such indemnity paid, to such Indemnified Party's rights with respect to the transaction or event requiring or giving rise to such indemnity, other than such rights against such Indemnified Party to the extent they are indemnified hereunder. Nothing contained herein shall be construed as a guaranty of (A) payment of any of the Bonds; or (B) the Useful Life of the Facilities; or (C) the value of the Leased Assets upon termination of the Basic Term or any Renewal Term.

                 (b) Conduct of Indemnification Proceedings. If any Indemnified Party shall be entitled to indemnity hereunder, such Indemnified Party shall give prompt notice to Lessee of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant to hereto; provided, however, that the failure so to notify Lessee shall not relieve Lessee from any obligation or liability except to the extent that Lessee has been prejudiced by such failure. Lessee shall have the right, exercisable by giving written notice to such Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such proceeding, to assume, at the Lessee's expense, the defense of any such proceedings, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or Parties (if more than one such Indemnified Party is named in any proceeding) shall have the right to employ separate counsel in any such proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) Lessee agrees in writing to pay such fees and expenses; or (2) Lessee fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or Parties; or (3) the defendants in such proceeding shall include both Lessee and the Indemnified Party or Parties and the Indemnified Party or Parties shall have been advised by counsel in its reasonable judgement that there is reasonably likely to be a conflict between the positions of Lessee or an Affiliate of Lessee and such Indemnified Party or Parties in conducting the defense of such action or proceeding or that there are reasonably likely to be legal defenses available to such Indemnified Party or Parties different from or in addition to those available to the Lessee or such Affiliate; or (4) the indemnified Party or Parties shall have been advised by counsel that there exists a risk of criminal liability to such Indemnified Party or Parties, in which case, if such Indemnified Party or Parties notifies Lessee in writing that it elects to employ separate counsel at the expense of Lessee, Lessee shall not have the right to assume the defense thereof and such counsel shall be at the expense of and must be reasonably satisfactory to Lessee, it being understood, however, that, unless there exists a conflict among Indemnified Parties, Lessee shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parities, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by Lessee, Lessee or Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). Lessee shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, Lessee agrees subject to the exception and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Lessee shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

                 (c) Contribution. If the indemnification provided for in this Section 10 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Claims in respect of which this would otherwise apply by its terms, then Lessee, in lieu of indemnifying such Indemnified Party, to the fullest extent lawful shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Claims, in such proportion as is appropriate to reflect the relative fault of Lessee, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Claims as well as any other relevant equitable considerations. The relative fault of Lessee, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, Lessee or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Claims shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 10(a) or 10(b) was available to such party.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity, contribution and expense reimbursement obligations under this Section 10(c) shall be in addition to any liability Lessee may otherwise have; provided that any excess payment made by Lessee shall be refunded to Lessee by the Indemnified Party receiving such excess payment.

                 IN WITNESS WHEREOF, the parties hereto have each caused this Supplement No. 1 to be duly executed as of the date first above written.

                          SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity except to the extent expressly provided herein but as Owner Trustee pursuant to the Trust Agreement


                          By:  /s/Steven Cimalore
                               --------------------------------
                               Name:  Steven Cimalore
                               Title: Vice President

                          AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                          CHICAGO, not in its individual capacity except to the extent expressly provided herein but as Indenture Trustee pursuant to the Indenture


                          By:  /s/Patricia B. Martirano
                               --------------------------------
                               Name:  Patricia B. Martirano
                               Title: Second Vice President


                          HNB INVESTMENT CORP.,
                          Owner Participant


                          By:  /s/Fran J. Vedder
                               --------------------------------
                               Name:  Fran J. Vedder
                               Title: Director, NY Finance


                          TEXAS UTILITIES ELECTRIC COMPANY,
                          Lessee


                          By:  /s/H. Dan Farell
                               ----------------
                               H. Dan Farell
                               Senior Vice President

                                   SCHEDULE 1
                                 [ASSUMPTIONS]

                             ANNEX A TO SCHEDULE 1
                                  [BASIC RENT]

                             ANNEX B TO SCHEDULE 1
                               [CASUALTY VALUES]

                             ANNEX C TO SCHEDULE 1
                          [BOND AMORTIZATION SCHEDULE]

                                   EXHIBIT A
                       [LEASE AGREEMENT SUPPLEMENT NO. 2]

                                   EXHIBIT B
                          [INDENTURE SUPPLEMENT NO. 1]